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                                          Morgan & Company
                                          Chartered Accountants








INDEPENDENT AUDITORS CONSENT




We consent to the use in the Registration Statement of Daneli Ventures Inc. on Form SB-2 of our Independent Auditors? Report, dated July 7, 2003, on the balance sheets of Daneli Ventures Inc. as at June 30, 2003 and 2003, and the related statements of loss, cash flows, and shareholders? equity for the year ended June 30, 2003, and for the period from inception on May 7, 2002 to June 30, 2003.

In addition, we consent to the reference to us under the heading Interests Of Named Experts And Counsel in the Registration Statement.




Vancouver, Canada	                                    /s/ Morgan & Company

July 29, 2003                                         Chartered Accountants



Tel:  (604) 687-5841        Member of             P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075          ACPA         Suite 1488 700 West Georgia Street
www.morgan-cas.com        International               Vancouver, B.C.  V7Y  1A1